EXHIBIT 3.2

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of Imaging3, Inc. of our report dated March 22, 2006, on our audits of the financial statements of Imaging3, Inc. as of December 31, 2005 and the results of their operations and cash flows for each of the two years then ended, and the reference to us under the caption "Experts".


/s/KABANI & COMPANY, INC.
----------------------------
Los Angeles, California

November 17, 2006